EXHIBIT 99.2

PREMIUM STANDARD FARMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[•],[•], 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A

SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John M. Meyer, Stephen A. Lightstone and Gerard J. Schulte, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of Premium Standard Farms, Inc. to be held on [•], 2006, at [•] a.m., local time, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105, and at any adjournment or postponement thereof, on all matters coming before said meeting, including the matters described in the proxy statement/prospectus dated [•], 2006. If the signed card is returned and specific voting instructions are not given with respect to matters to be acted upon at the meeting, the proxies will vote “FOR” adoption of the merger agreement and any adjournment of the special meeting to solicit additional proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE

SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET

OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED

PREPAID ENVELOPE.

(IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE)

There are three ways to submit your Proxy

Your telephone or Internet proxy authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

SUBMIT YOUR PROXY BY TELEPHONE – TOLL FREE – 1-800-[•]-[•] - QUICK

*** EASY *** IMMEDIATE

•	Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Eastern Time) on [•], 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

SUBMIT YOUR PROXY BY INTERNET – http://www.[•].com - QUICK

*** EASY *** IMMEDIATE

•	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Eastern Time) on [•], 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•].

If you submit your proxy by Telephone or Internet, please do not mail your proxy card.

ê Please fold and detach card at perforation before mailing. ê

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated [•], 2006, and the Proxy Statement furnished herewith.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Adopt the Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc., as it may be amended from time to time.	☐	For	☐	Against	☐	Abstain

2.	In their discretion, the named proxies are authorized to vote on any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting, including any adjournment to solicit additional proxies.	☐	For	☐	Against	☐	Abstain

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the special meeting.

Dated: , 2006

Address change? ☐ Mark box and indicate changes below:
Signature

Signature

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.